Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December 22, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is by and among GREAT LAKES AVIATION LTD. (“Grantor”), and CALLIDUS CAPITAL CORPORATION, as lender (the “Lender”) under the Loan Agreement referred to herein).

W I T N E S S E T H:

WHEREAS, this Security Agreement is entered into in connection with that certain Loan Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”), among Grantor and Lender; and

WHEREAS, Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, it is in the best interests of Grantor to execute this Security Agreement inasmuch as Grantor will derive substantial direct and indirect benefits from (i) the transactions contemplated by the Loan Agreement, and Grantor is willing to execute, deliver and perform its obligations under this Security Agreement to secure its obligations, under the Loan Agreement, and any other Credit Document;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees, for the benefit of the Lender, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” has the meaning set forth in Section 2.1.

“Blocked Account” has the meaning set forth in the Loan Agreement.

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing, in each case, to the extent Borrower holds any assignable interest therein.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Lender that provides for the Lender to have “control” (as contemplated in the UCC) over certain Collateral.

“Copyright Collateral” means all copyrights of the Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office (the “U.S. Copyright Office”) or anywhere else in the world, including without limitation those copyrights referred to in Item C of Schedule III hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by Grantor.

“Distributions” means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Share or Pledged Interest or other rights or interests constituting Collateral.

“Equipment” has the meaning set forth in Section 2.1(b).

“Equity Interest” means any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of Grantor in any other person.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Governmental Approval” has the meaning set forth in Section 2.1(g).

“Indemnified Parties” has the meaning set forth in Section 6.3(a).

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” has the meaning set forth in Section 2.1(c).

“Loan Agreement” has the meaning set forth in the first recital.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including without limitation those patents referred to in Item A of Schedule III hereto, and any patent applications in preparation for filing, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing the

Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Pledged Interests” means all Equity Interests or other ownership interests of any Pledged Interests Issuer held by Grantor; all registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Interests Issuer” means each person that is an issuer of Pledged Shares or Pledged Interests.

“Pledged Note Issuer” means each person identified in Schedule I hereto as the issuer of the Pledged Notes identified opposite the name of such person.

“Pledged Notes” means all promissory notes of any Pledged Note Issuer evidencing Debt in form and substance reasonably satisfactory to the Lender delivered by the Grantor to the Lender as Pledged Property hereunder, as such promissory notes, in accordance with Section 7.3, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Notes, Pledged Interests, Pledged Shares, all assignments of any amounts due or to become due with respect to the Pledged Interests or the Pledged Shares, all other instruments which are now being delivered by the Grantor to the Lender or may from time to time hereafter be delivered by the Grantor to the Lender for the purpose of pledging under this Security Agreement or any other Credit Document, and all proceeds of any of the foregoing.

“Pledged Shares” means all Equity Interests of any Pledged Interests Issuer held by Grantor which are evidenced by a certificate delivered by Grantor to the Lender as Pledged Property hereunder.

“Receivables” has the meaning set forth in Section 2.1(d).

“Related Contracts” has the meaning set forth in Section 2.1(d).

“Obligations” has the meaning set forth in Section 2.2(a).

“Security Agreement” has the meaning set forth in the preamble.

“Termination Date” means the date that all Obligations have been paid in full in cash other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including without limitation those trademarks referred to in Item B of Schedule III hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office (“USPTO”) or in any office or agency of the United States of America, or any state thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademarks” and each, a “Trademark”), (b) all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of Grantor, (all of the foregoing being collectively called a “Trade Secret”), including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

SECTION 1.2. Loan Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

SECTION 1.4. Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Security Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender, a continuing security interest in all of Grantor’s right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by Grantor, and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms (including, but not limited to vehicles, titled motor vehicles, rolling stock, vessels, wherever located, and all machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and any other item constituting “equipment” under the UCC (any and all of the foregoing being the “Equipment”);

(b) all inventory in all of its forms of Grantor, wherever located, and all accessions thereto, products thereof and documents therefore, and any other item constituting “inventory” under the UCC (any and all of the foregoing being the “Inventory”);

(c) all accounts, money, payment intangibles, deposit accounts (including the Blocked Accounts and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof), contracts, contract rights, all rights constituting a right to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles of Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, all rights of Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles, and any other item constituting “accounts” under the UCC (any and all of the foregoing being the “Receivables”, and any and all such security agreements, guaranties, leases, agreements and other contracts being the “Related Contracts”);

(d) all Intellectual Property Collateral of Grantor;

(e) all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f) all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees (each a “Governmental Approval”), to the extent a security interest may be granted therein; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the Liens and terms of this Security Agreement, including the grant of security interest in this Section 2.1;

(g) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect Grantor against fluctuations in commodity prices (including, without limitation, any hedging arrangement);

(h) to the extent not included in the foregoing, all bank accounts, investment property, fixtures and supporting obligations;

(i) all Pledged Notes, whether now or hereafter delivered to the Lender in connection with this Security Agreement, interest, and other payments and rights with respect to such Pledged Notes;

(j) (A) all policies of insurance now or hereafter held by or on behalf of Grantor, including casualty, foreign credit insurance, and any title insurance but excluding liability insurance, and director and officer insurance, (B) all proceeds of such insurance, and (C) all rights, now or hereafter held by Grantor to any warranties of any manufacturer or contractor of any other person;

(k) all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) and proceeds deposited from time to time in any lock boxes of Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Lender is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral);

(l) any and all Liens and security interests (together with the documents evidencing such security interests) granted to Grantor by an obligor to secure such obligor’s obligations owing under any instrument, chattel paper, or contract that is pledged hereunder or with respect to which a security interest in Grantor’s rights in such Instrument, Chattel Paper, or contract is granted hereunder; and

(m) all of Grantor’s other property and rights of every kind and description and interests therein, including without limitation, all other “Accounts”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Accounts”, “Commodity Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, “Letters of Credit”, “Money”, “Payment Intangibles”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlements”, “Supporting Obligations” and “Uncertificated Securities” as such terms are defined in the UCC;

SECTION 2.2. Security for Obligations.

(a) This Security Agreement, and the Collateral in which the Lender is granted a security interest hereunder by Grantor, secures the prompt and indefeasible payment in full and performance of all Obligations (as defined in the Loan Agreement) of Grantor and each other obligor now or hereafter existing, whether for principal, interest, costs, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing under this Security Agreement and each other Credit Document to which it is or may become a party (all such obligations being the “Obligations”).

(b) Notwithstanding anything contained herein to the contrary, it is the intention of Grantor and the Lender that the amount of the Obligations secured by Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render Grantor’s obligations hereunder or the Liens and security interest granted to the Lender hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

SECTION 2.3. Continuing Security Interest; Transfer of Loans; Reinstatement. This Security Agreement shall create continuing security interests in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns, subject to the limitations as set forth in the Loan Agreement. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer (in whole or in part) any of the Obligations to the extent provided in the Loan Agreement, and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to Lender under any Credit Document (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of the Loan Agreement. If at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of Grantor or any other person), such Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by Lender or any termination agreement or release provided to the Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Obligations, all as though such application by the Lender had not been made.

SECTION 2.4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security

Agreement had not been executed, (b) the exercise by the Lender of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) the Lender shall not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.5. Delivery of Pledged Property.

(a) Other than as provided in the last sentence of Section 4.5 below, all certificates or instruments representing or evidencing any Collateral, including Pledged Notes, shall be delivered to and held by or on behalf of (or in the case of the Pledged Notes, endorsed to the order of) the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b) To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), Grantor shall take and cause the appropriate person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Lender over such Collateral.

SECTION 2.6. Reserved.

SECTION 2.7 Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Lender and the security interests granted to the Lender hereunder, and all obligations of Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Credit Document, (b) the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against the Grantor or any other person under the provisions of any Credit Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations, (d) any reduction, limitation, impairment or termination of any Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Credit Document, (f) any addition, exchange or release of any Collateral of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Lender securing any of the Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Grantor, any surety or any guarantor.

SECTION 2.7. Election of Remedies. Except as otherwise provided in the Loan Agreement, if Lender may, under applicable law, proceed to realize its benefits under this Security Agreement or the other Credit Documents giving Lender a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Grantor or any other person, whether because of any applicable laws pertaining to “election of remedies” or the like, Grantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that Grantor might otherwise have had but for such action by Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Loan Agreement and make Loans thereunder Grantor represents and warrants unto Lender as set forth in this Article.

SECTION 3.1. Validity, etc. This Security Agreement and the other Credit Documents to which Grantor is a party constitutes the legal, valid and binding obligations of Grantor, enforceable against Grantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.2. Ownership, No Liens, etc. Grantor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge, grant and assign) the Collateral, free and clear of all Liens, except Permitted Liens (as defined in the Loan Agreement). No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of Lender relating to this Security Agreement, Permitted Liens, or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to Lender on the Effective Date or as to which Lender is otherwise authorized to file termination statements. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and, except for the proper filing of the applicable financing statements with the filing offices listed on Item A-1 of Schedule II attached hereto, and the execution and delivery of Control Agreements, all filings and other actions necessary to perfect and protect such security interest, in those portions of Collateral that can be perfected by, amongst other things, the (i) filing of a financing statement, or (ii) entering into of a Control Agreement, have been duly taken and such security interest shall be a first priority security interest.

SECTION 3.3. As to Investment Property.

(a) In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default and, as of the date hereof are listed in Schedule II.

SECTION 3.4. Grantor’s Name, Location, etc.

(a) Other than as otherwise permitted pursuant to any Credit Document, (i) the jurisdiction in which Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A-1 of Schedule II hereto, (ii) the place of business of Grantor or, if Grantor has more than one place of business, the chief executive office of Grantor and the office where Grantor keeps its records concerning the Receivables, and all originals of all Chattel Paper which evidence Receivables, is set forth in Item A-2 of Schedule II hereto, and (iii) Grantor’s federal taxpayer identification number is set forth in Item A-3 of Schedule II hereto.

(b) Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item B of Schedule II hereto.

(c) Reserved.

(d) Grantor does not maintain any Deposit Accounts, Securities Accounts or Commodity Accounts with any person, in each case, except as set forth on Item C of Schedule II or as otherwise disclosed to Lender.

(e) None of the Receivables is evidenced by a promissory note or other instrument other than a promissory note or instrument that has been delivered to the Lender (with appropriate endorsements).

(f) Grantor is not the beneficiary of any Letters of Credit except as set forth on Item D of Schedule II, and as subsequently disclosed to Lender by written notification.

(g) Grantor does not have Commercial Tort Claims except as set forth on Item E of Schedule II, and as subsequently disclosed to Lender by written notification.

(h) Grantor has not consented to, and is otherwise unaware of, any person (other than the Lender) having control (within the meaning of Section 9-104 of the UCC) over, or any other interest in any of Grantor’s rights in respect of the foregoing, other than Permitted Liens.

SECTION 3.5. Possession of Inventory, Control; etc. Grantor (a) has exclusive possession and control, subject to Permitted Liens, of the Equipment and Inventory except as permitted under the Credit Documents, and (b) is the sole entitlement holder of its Accounts and no other person (other than the Lender) has “control” or “possession” of, or any other interest in, any of its Accounts or any other securities or property credited thereto except as permitted pursuant to the Credit Documents, including a Control Agreement.

SECTION 3.6. Negotiable Documents, Instruments and Chattel Paper. Grantor has, contemporaneously herewith, delivered to the Lender possession of all originals of all Documents, Instruments, promissory notes, Pledged Notes and tangible Chattel Paper owned or held by Grantor (duly endorsed, in blank, if requested by the Lender).

SECTION 3.7. Intellectual Property Collateral. Grantor represents that except for any Patent Collateral, Trademark Collateral, and Copyright Collateral specified in Item A, Item B and Item C, of Schedule III hereto, and any and all Trade Secrets Collateral, Grantor does not own and has no interests in any Intellectual Property Collateral as of the date hereof, other than the Computer Hardware and Software Collateral. Grantor further represents and warrants that, with respect to all Intellectual Property Collateral (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, (b) Grantor is the sole and exclusive owner or a licensee of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral, subject to Permitted Encumbrances, and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party in any material respects, (c) Grantor has made all necessary filings and recordations to protect its interest in such material Intellectual Property Collateral, including recordations of any of its interests in the Patent Collateral and Trademark Collateral in the USPTO and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the U.S. Copyright Office and in corresponding offices throughout the world, and, to the extent necessary, has used and has directed all licensees to use proper statutory notice in connection with its use of any material patent, Trademark and copyright in any of the Intellectual Property Collateral, (d) Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge none of the Trade Secrets of Grantor has been used, divulged, disclosed or appropriated for the benefit of any other person other than Grantor, (e) to Grantor’s knowledge, no third party is infringing upon any material Intellectual Property Collateral owned or used by Grantor in any material respect, or any of its licensees, (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral, (g) Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property Collateral for purposes of granting a security interest or as Collateral that has not been terminated or released, (h) Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks and has taken all commercially reasonable action necessary to insure that any licensees of any Trademarks owned by Grantor use such adequate standards of quality, (i) the consummation of the transactions contemplated by the Loan Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of the Intellectual Property Collateral, and (j) Grantor owns directly or is entitled to use by license or otherwise, any patents, Trademarks, tradenames, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, and necessary for the conduct of Grantor’s business in any material respect.

SECTION 3.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by Grantor, or (b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Leins) nature of such security interest (except with respect to the recordation of applicable filing statements and notices) or the exercise by the Lender of its rights and remedies hereunder.

SECTION 3.9. Best Interests. It is in the best interests of Grantor to execute this Security Agreement in as much as Grantor will, as a result of being a Borrower derive substantial direct and indirect benefits from the Loans and other extensions of credit made from time to time to Grantor by the Lender, and Grantor agrees that the Lender is relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Loan Agreement. Furthermore, such extensions of credit are in furtherance of Grantor’s corporate purposes and necessary or convenient to the conduct, promotion or attainment of Grantor’s business.

SECTION 3.10. Reaffirmation of Representations and Warranties. All of the representations and warranties made by Grantor in the Loan Agreement or in any other Credit Document are true and correct in all respects as if such representations and warranties were incorporated herein in their entirety and made by Grantor.

ARTICLE IV

COVENANTS

Grantor covenants and agrees that, until the Termination Date, it will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Accounts.

(a) With respect to each of the Blocked Accounts, it is hereby confirmed and agreed that (i) deposits in such Blocked Account are subject to a security interest as contemplated hereby, (ii) such Blocked Account shall be under the control of the Lender, and (iii) the Lender shall have the sole right of withdrawal over such Blocked Account.

(b) Grantor shall not adjust, settle, or compromise the amount or payment of any Receivable, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon; provided that, the Grantor may make such adjustments, settlements or compromises and release wholly or partly any account debtor or obligor thereof and allow any credit or discounts thereon so long as (i) no Event of Default has occurred and is continuing, (ii) such action is taken in the ordinary course of business and consistent with past practices, and (iii) such action is, in Grantor’s good faith business judgment, commercially reasonable.

SECTION 4.2. As to Grantor’s Use of Collateral.

(a) Subject to clause (b), Grantor (i) may in the ordinary course of its business, at its own expense use and operate the Collateral, (ii) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Lender may request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Obligations, Lender may (i) revoke any or all of the rights of Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Lender following the occurrence and during the continuance of an Event of Default, Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of an Event of Default, the Lender may endorse, in the name of the Grantor, any item, howsoever received by the Lender, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.3. As to Equipment and Inventory. Grantor hereby agrees that it shall (a) keep all of the Equipment and Inventory located in a jurisdiction within the United States of America and Canada where all representations and warranties set forth in Article III shall be true and correct with respect to such Collateral, and (b) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

SECTION 4.4. As to Intellectual Property Collateral. Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of Grantor:

(a) Grantor will not (i) do or fail to perform any act whereby any material Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to Grantor;

(b) Grantor shall promptly notify the Lender if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the U.S. Copyright Office or any foreign counterpart thereof or any court) regarding Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) in no event will Grantor or any of its agents, employees, designees or licensees file an application for the registration of any material Intellectual Property Collateral with the USPTO, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Lender, and upon request of the Lender (subject to the terms of the Loan Agreement), executes and delivers all agreements, instruments and documents as the Lender may reasonably request to evidence the Lender’s security interest in such Intellectual Property Collateral;

(d) Grantor will take all necessary steps, including in any proceeding before the USPTO, the U.S. Copyright Office or (subject to the terms of the Loan Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, each material Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b));

(e) following the obtaining of an interest in any material Intellectual Property Collateral by Grantor, Grantor shall deliver a supplement to Schedule III identifying new Intellectual Property Collateral; and

(f) following the obtaining of an interest in any material Intellectual Property Collateral by Grantor or, following the occurrence and during the continuance of an Event of Default, upon the request of the Lender, Grantor shall deliver all agreements, instruments and documents the Lender may reasonably request to evidence the Lender’s security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Lender’s interest in any part of such item of Intellectual Property Collateral unless Grantor shall determine in good faith (with the consent of the Lender) that any Intellectual Property Collateral is of negligible economic value to Grantor.

SECTION 4.5. As to Letter of Credit Rights.

(a) Grantor, by granting a security interest in its Letter of Credit Rights to the Lender, intends to (and hereby does) collaterally assign to the Lender its rights (including its contingent rights ) to the Proceeds of all Letter of Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Grantor will comply with the reporting requirements related to letters of credit in the Loan Agreement. With respect to letters of credit having a face amount in excess of $100,000, Borrower will, upon request of Lender, request that the issuer and each nominated person (if any) with respect thereto consent to an assignment of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Lender.

(b) During the existence of an Event of Default, Grantor will, promptly upon request by the Lender, (i) notify (and Grantor hereby authorizes the Lender to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Lender hereunder and any payments due or to become due in respect thereof are to be made directly to the Lender and (ii) arrange for the Lender to become the transferee beneficiary of each Letter of Credit.

SECTION 4.6. As to Commercial Tort Claims. Grantor covenants and agrees that, until the Termination Date, it shall deliver to the Lender a supplement to Schedule II in form and substance reasonably satisfactory to the Lender, identifying such new Commercial Tort Claims if Borrower’s claim thereunder exceeds $100,000.

SECTION 4.7. As to Electronic Chattel Paper and Transferable Records. If Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case having a value exceeding $100,000, Grantor shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with Grantor that the Lender will arrange, pursuant to procedures reasonably satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Grantor with respect to such electronic chattel paper or transferable record.

SECTION 4.8. Reserved.

SECTION 4.9. Transfers and Other Liens. The Grantor shall not: (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as specifically permitted by the Loan Agreement, or (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Debt of any person or entity, except for the security interest created by this Security Agreement and except for Liens specifically permitted by the Loan Agreement.

SECTION 4.10. Further Assurances, etc. Grantor warrants and shall defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all persons whomsoever, subject to Permitted Liens. Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral subject to the terms hereof. Grantor agrees that, upon the acquisition after the date hereof by Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral or any part thereof as required by the Credit Documents. Without limiting the generality of the foregoing, Grantor will:

(a) if any Collateral shall be evidenced by an Instrument, negotiable Document, promissory note or tangible Chattel Paper, deliver and pledge to the Lender hereunder such Instrument, negotiable Document, promissory note, Pledged Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender;

(b) file (and hereby authorize the Lender to file) such filing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Lender may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Lender hereby. The authorization contained in this Section 4.12 shall be irrevocable and continuing until the Termination Date;

(c) deliver to the Lender and at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis (except for Permitted Liens), at the request of the Lender, all Investment Property constituting Collateral, all Distributions permitted by the Loan Agreement with respect thereto and all interest and principal with respect to promissory notes, and all Proceeds and rights from time to time received by or distributable to Grantor in respect of any of the foregoing Collateral;

(d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;

(e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Lender indicating that the Lender has a security interest in such Chattel Paper;

(f) furnish to the Lender, from time to time at the Lender’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail; and

(g) do all things reasonably requested by the Lender in accordance with this Security Agreement and the Loan Agreement in order to enable the Lender to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter of Credit Rights and Electronic Chattel Paper.

Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Grantor hereby authorizes the Lender to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE LENDER

SECTION 5.1. Lender Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Lender its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Lender’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral, and (d) to perform the affirmative obligations of Grantor hereunder. GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE TERMINATION DATE.

SECTION 5.2. Lender May Perform. If Grantor fails to perform any agreement contained herein, following the expiration of any applicable grace or cure period, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Grantor pursuant to the Loan Agreement and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest.

SECTION 5.3. Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property and any other Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Lender accords its own personal property, or (b) if the Lender takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties, (iii) subject to applicable law or agreements with landlords, enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, and (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to Grantor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x) perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Grantor agrees and acknowledges that (i) Lender may remove the Collateral or any part thereof from property in accordance with statutory law appertaining thereto without objection, delay, hindrance or interference by Grantor and in such case Grantor will make no claim or demand whatsoever against the Collateral, (ii) it will (x) cooperate with Lender in its efforts to assemble and/or remove all of the Collateral; (y) permit Lender and its agents to enter upon property and occupy the property at any or all times to conduct an auction or sale, and/or to inspect, audit, examine, safeguard, assemble, appraise, display, remove, maintain, prepare for sale or lease, repair, lease, transfer, auction and/or sell the Collateral; and (z) not hinder Lender’s actions in enforcing its security interest in the Collateral.

(c) Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property Collateral may be by lease or license of, in addition to the sale of, such Collateral. Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(d) All cash Proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Lender against, all or any part of the Obligations as determined by the Lender in its sole discretion. The Lender shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Lender with a written demand to apply or pay over such noncash proceeds on such basis.

(e) The Lender may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder, (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Blocked Account and Disbursement Account(s), (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts, or other writings in the applicable Grantor’s name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, or (vii) execute (in the name, place and stead of Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. Compliance with Restrictions. Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3. Indemnity and Expenses.

(a) GRANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE LENDER, AND EACH OF ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS SECURITY AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES THAT ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under applicable law.

SECTION 6.4. Warranties. The Lender may sell the Collateral without giving any warranties or representations as to the Collateral. The Lender may disclaim any warranties of title or the like. Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Credit Document. This Security Agreement is a Credit Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon Grantor and its successors, transferees and assigns and, subject to the limitations set forth in the Loan Agreement, shall inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns; provided that, Grantor shall not assign any of its obligations hereunder (unless otherwise permitted under the terms of the Loan Agreement or this Security Agreement).

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender and Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted pursuant to the Loan Agreement), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested to the appropriate party at the address or facsimile number of such party specified in the Loan Agreement, on the signature pages of this Security Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Except as otherwise provided in this Security Agreement, all such notices and communications shall be effective when delivered.

SECTION 7.5. No Waiver; Remedies. In addition to, and not in limitation of Section 2.7, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.6. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.7. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.8. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.9. Conflicts with Loan Agreement. To the fullest extent possible, the terms and provisions of the Loan Agreement shall be read together with the terms and provisions of this Security Agreement so that the terms and provisions of this Security Agreement do not conflict with the terms and provisions of the Loan Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Security Agreement conflict with any terms or provisions of the Loan Agreement, the terms or provisions of the Loan Agreement shall govern and control for all purposes; provided that the inclusion in this Security Agreement of terms and provisions, supplemental rights or remedies in favor of the Lender not addressed in the Loan Agreement shall not be deemed to be in conflict with the Loan Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

SECTION 7.10. Waiver of Jury Trial. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER IN CONNECTION THEREWITH. GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT DOCUMENTS.

SECTION 7.11. Governing Law; Service of Process This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Grantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to Grantor at its address set forth in this Security Agreement. Nothing in this Section shall affect the rights of the Lender to serve legal process in any other manner permitted by the law or affect the right of the Lender to bring any action or proceeding against the Grantor or its Property in the courts of any other jurisdiction.

SECTION 7.12. Submission to Jurisdiction. GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (MANHATTAN) AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 7.13. Waiver of Venue. GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7.12. GRANTOR HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS SECURITY AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

GRANTORS

GREAT LAKES AVIATION, LTD.

By:	/s/ Michael Matthews

Its:	Chief Financial Officer

[Signature Page to Security Agreement]

LENDER:

CALLIDUS CAPITAL CORPORATION

By:	/s/ David Reese

Name:	David Reese

Title:	Chief Operating Officer

By:	/s/ Jim Riley

Name:	Jim Riley

Title:	Director and Secretary

[Signature Page to Security Agreement]

SCHEDULE I

to Security Agreement

PLEDGED NOTES

None.

SCHEDULE II

to Security Agreement

Item A-1.	Location of Grantor for purposes of UCC.

Filing office: Uniform Commercial Code records of the Secretary of State of Iowa

Location: Iowa

Item A-2.	Grantor’s place of business or principal office.

Great Lakes Aviation, Ltd.

1022 Airport Parkway

Cheyenne, WY 82001

Item A-3.	Taxpayer ID number.

42-1135319

Item B.	Merger or other corporate reorganization.

None.

Item C.	Deposit Accounts and Securities Accounts.

Schedule 19(a) to the Loan Agreement is hereby incorporated by reference.

Item D.	Letter of Credit Rights.

None.

Item E.	Commercial Tort Claims.

None

SCHEDULE III – A

to Security Agreement

INTELLECTUAL PROPERTY COLLATERAL

Item A. Patent Collateral.

None

SCHEDULE III – B

to Security

Agreement

Item B. Trademark Collateral

None

SCHEDULE III – C

to Security Agreement

Item C. Copyright Collateral.

None

SCHEDULES TO SUPPLEMENT NO. 1

[AS APPROPRIATE]